Exhibit 10.3

Certain information marked as [***] has been excluded from this exhibit because it is both

(i) not material and (ii) would be competitively harmful if publicly disclosed.

AMENDMENT NO. 1 TO DEVELOPMENT AND
MANUFACTURING SERVICES AGREEMENT

Amendment No. 1 to Development and Manufacturing and Services Agreement dated as of February 20, 2020 (the “Amendment”), between RHYTHM PHARMACEUTICALS, INC., a Delaware corporation, located at 222 Berkeley Street, 12th Floor, Boston, MA 02116, f/k/a Rhythm Metabolics, Inc. (“RHYTHM”), and Corden Pharma Brussels S.A., a Belgian company located at Rue de Ransbeek 310, 1120 Bruxelles, successor-in-interest to Peptisyntha, Inc. (“MANUFACTURER,” and together with Rhythm, the “Parties”, and each, a “Party”).

WHEREAS, Rhythm and Peptisyntha Inc. have entered into a Development and Manufacturing and Services Agreement, effective as of July 17, 2013 (the “Existing Agreement”), which was assigned from Peptisyntha Inc. to Corden Pharma Brussels S.A. f/k/a Peptisyntha S.A.; and

WHEREAS, the Parties have entered into a Quality Agreement with an effective date of March 29, 2019 superseding all previous quality assurance agreements between them (the “Quality Agreement”); and

WHEREAS, the Parties hereto desire to amend the Existing Agreement to provide for the manufacture of Setmelanotide API lots by Manufacturer on the terms and subject to the conditions set forth herein; and

WHEREAS, pursuant to Section 15.6 of the Existing Agreement, the amendment contemplated by the Parties must be contained in a written agreement signed by an authorized representative of each Party.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Definitions. Capitalized terms used and not defined in this Amendment have the respective meanings assigned to them in the Existing Agreement.
2. Amendment to the Existing Agreement. As of the Effective Date (defined below), the Existing Agreement is hereby amended or modified as follows:

Section 2.3 of the Existing Agreement is hereby amended by inserting at the end of such Section the following new Section 2.4:

2.4Manufacture of Setmelanotide API.

(a)Rhythm desires for Manufacturer to manufacture Setmelanotide API on behalf of Rhythm, and Manufacturer desires to perform such service.  The Parties will enter into a Work Order that will set forth the material terms of that project (the “Setmelanotide Work Order”), and such Setmelanotide Work Order shall also be subject to the terms of the Existing Agreement, the Quality Agreement, and this Amendment, including, without limitation, the provisions of the milestone schedule attached to this Agreement as Appendix B (“Milestone Schedule”).

Certain information marked as [***] has been excluded from this exhibit because it is both

(i) not material and (ii) would be competitively harmful if publicly disclosed.

(b)Rhythm agrees pay to Manufacturer the applicable success milestone payment set forth on the Milestone Schedule within [***] ([***]) days of the successful completion of each milestone as set forth in Appendix B. The successful completion of each milestone, as defined by the associated deliverable, and the determination of the date of completion shall be governed by the terms of the Existing Agreement and the Quality Agreement, and in particular Section 6 of the Existing Agreement (Testing and Acceptance Process), which – to the extent the respective Work Order covers the performance of Services which do not comprise Manufacturing of Setmelanotide API – may be applied mutatis mutandis for those Service deliverables as may be further described in the respective Work Order.  The quality of the Setmelanotide API shall be in accordance with the respective mutually agreed specifications.  Due to the nature of the timelines, Rhythm acknowledges that Manufacturer has to timely initiate performance of certain milestones even before preceding milestones are met.  Thus, the commencement of a milestone may be independent of the completion of the preceding milestone, and each successfully completed milestone shall be paid for separately.

(c)Rhythm agrees to fund [***] FTEs (as defined below) to be employed by Manufacturer with adequate skills and experience to undertake all tasks associated with the Setmelanotide Work Order.  Each of the FTEs shall be dedicated to the Setmelanotide Work Order or other Services agreed upon by Rhythm and shall be fully supported by other site functions and staff of Manufacturer to complete the program.  Manufacturer shall invoice Rhythm on a monthly basis commencing on [***]for the FTEs in an amount not to exceed [***] ([***]) per month.  In addition, Manufacturer shall invoice Rhythm on or after [***]for a one-time FTE administrative fee in the amount of [***]  ([***]). “FTE” means a full-time employee or equivalent individual having the appropriate skill and experience to conduct the specified activity and who is dedicated to the conduct of the specified activity a total of at least [***]  ([***]) hours per week.

(d)Notwithstanding Section 14.1 of the Existing Agreement, Rhythm, in Rhythm’s sole and absolute discretion, has the option to terminate the Setmelanotide Work Order and the payments for the FTEs described above at any time after the Effective Date of this Amendment.  If Rhythm terminates the Setmelanotide Work Order, Rhythm shall reimburse Manufacturer for the expenses accrued under the Setmelanotide Work Order up to the time of termination and in addition the monthly costs for such FTEs for [***] following termination.  If termination occurs between two milestones, then the payment will be for expenses incurred and fees for services initiated before the termination, but in no event shall Rhythm’s reimbursement obligation exceed the amount of fees (but not milestone payments) due at the completion of the milestone during which termination occurred.  If Rhythm terminates the Setmelanotide Work Order, Manufacturer shall not be entitled to any other fees or additional milestone payments set forth on the Milestone Schedule for milestones subsequent to termination.

The Parties hereby agree to insert in Section 12 of the Existing Agreement the new Subsection 12.6 to read as follows:

12.6FURTHER LIMITATION OF LIABILITY.  SAVE FOR WRONGFUL INTENTIONAL ACTS OR OMISSIONS, EITHER PARTY’S LIABILITY UNDER THIS AGREEMENT

Certain information marked as [***] has been excluded from this exhibit because it is both

(i) not material and (ii) would be competitively harmful if publicly disclosed.

SHALL BE LIMITED TO THE AMOUNT OF [***] FOR ALL CLAIMS ARISING UNDER THIS AGREEMENT.  NOTHING IN THIS SECTION 12.6 IS INTENDED TO LIMIT OR RESTRICT DAMAGES AS A RESULT OF A BREACH OF THE CONFIDENTIALITY AND NON-USE OBLIGATIONS IN SECTION 10.

The Parties hereby agree that the milestone schedule attached to this Amendment shall be attached to the Existing Agreement as new Appendix B.

3. Date of Effectiveness; Limited Effect.  This Amendment will be deemed effective as of the date first written above (the “Effective Date”) and for the avoidance of doubt this Amendment shall also qualify as timely renewal of the Existing Agreement prior to the expiration of the then current term in accordance with Section 14.1 with the effect of a newly extended two year term until July 2021.  Except as expressly provided in this Amendment, all of the terms and provisions of the Existing Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the Parties.  Without limiting the generality of the foregoing, the amendments contained herein will not be construed as an amendment to or waiver of any other provision of the Existing Agreement or as a waiver of or consent to any further or future action on the part of either Party that would require the waiver or consent of the other Party.  On and after the Effective Date, each reference in the Existing Agreement to “this Agreement,” “the Agreement,” “hereunder,” “hereof,” “herein,” or words of like import will mean and be a reference to the Existing Agreement as amended by this Amendment.

4. Representations and Warranties. Each Party hereby represents and warrants to the other Party subject to the amended Section 12.6 of the Existing Agreement that:
(a)

It has the full right, power, and authority to enter into this Amendment and to perform its obligations hereunder and when entering into the Existing Agreement as amended by this Amendment each Party had the full right, power, and authority to enter into the Existing Agreement and to perform its obligations thereunder and each Party continues to have the full right, power, and authority to perform its obligations thereunder.

(b)

The execution of this Amendment by the individual whose signature is set forth at the end of this Amendment on behalf of such Party, and the delivery of this Amendment by such Party, have been duly authorized by all necessary action on the part of such Party.

(c)

This Amendment has been executed and delivered by such Party and (assuming due authorization, execution, and delivery by the other Party hereto) constitutes the legal, valid, and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws and equitable principles related to or affecting creditors’ rights generally or the effect of general principles of equity.

5. Miscellaneous.
(a)	This Amendment is governed by and construed in accordance with the laws of the State of New York without regard to the conflict of laws provisions of such State.

Certain information marked as [***] has been excluded from this exhibit because it is both

(i) not material and (ii) would be competitively harmful if publicly disclosed.

(b)	This Amendment shall inure to the benefit of and be binding upon each of the Parties and each of their respective successors and assigns.
(c)	The headings in this Amendment are for reference only and do not affect the interpretation of this Amendment.
(d)

This Amendment may be executed in counterparts, each of which is deemed an original, but all of which constitute one and the same agreement.  Delivery of an executed counterpart of this Amendment electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Amendment.

(e)

This Amendment constitutes the sole and entire agreement between the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter.

(f)	Each Party shall pay its own costs and expenses in connection with this Amendment (including the fees and expenses of its advisors, accountants, and legal counsel).
(g)	Time is of the essence with respect to any and all time periods for taking any action under this Amendment.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

RHYTHM PHARMACEUTICALS, INC.

By  /s/ Hunter Smith

Name:Hunter Smith

Title CFO

CORDEN PHARMA BRUSSELS S.A.

By  /s/ Jan Braes

Name:Jan Braes

Title:Managing Director

Appendix B

Milestone Schedule to

Setmelanotide WORK ORDER